Exhibit 3.2

                              AMENDED AND RESTATED
                                 CODE OF BY-LAWS
                                       OF
                        EMMIS COMMUNICATIONS CORPORATION

                     (As Amended Through December 17, 2002)


                                    ARTICLE I
                                    ---------
                           Identification and Offices
                           --------------------------

     Section 1.1. Name. The name of the Corporation is Emmis Communications Corporation (hereinafter referred to as the "Corporation").

     Section 1.2. Registered Office. The registered office and registered agent of the Corporation is as provided and designated in the Corporation's Amended and Restated Articles of Incorporation, as the same may be amended from time to time (the "Articles"). The Board of Directors may, from time to time, change its registered office or registered agent . On or before the day that any such change is to become effective, a certificate of such change shall be filed with the Secretary of State of the State of Indiana.

     Section 1.3. Other Offices. The Corporation may establish and maintain such other offices, within or without the State of Indiana, as are from time to time authorized by the Board of Directors. The principal office of the Corporation is One Emmis Plaza, Suite 700, 40 Monument Circle, Indianapolis, Indiana 46204.


                                   ARTICLE II
                                   ----------
                            Meetings of Shareholders
                            ------------------------

     Section 2.1. Place of Meeting. All meetings of the shareholders of the Corporation (the "Shareholders") shall be held at the principal office of the Corporation in the State of Indiana or at such other place within or without the State of Indiana as may be fixed from time to time by the Board of Directors, the Chairman of the Board or the President.

     Section 2.2. Annual Meeting. The annual meeting of the Shareholders shall be held each year within six (6) months after the end of the previous fiscal year for the purpose of electing Directors and for the transaction of such other business as may properly come before the annual meeting. If for any reason an annual meeting is not held during the time period herein provided, such annual meeting maybe held at any time thereafter, or the business to be transacted at such annual meeting may be transacted at any special meeting of the Shareholders called for that purpose.

     Section 2.3. Special Meetings. Special meetings of all Shareholders or a class of Shareholders for any purpose or purposes, unless otherwise prescribed by law or the Articles, may be called by the Chairman of the Board, the President or the Board of Directors.

     Section 2.4. Notice of Meetings. Written notice of the place, date and hour of each meeting of the Shareholders and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be mailed or delivered, not less than ten (10) days nor more than sixty (60) days prior to the meeting, to each Shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be deemed to have been given to a Shareholder when deposited in the United States mail, postage prepaid, addressed to the Shareholder at his address as it appears on the records of Shareholders of the Corporation. No notice shall be required to be given by mail or otherwise where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment.

     Section 2.5. Waiver of Notice. Notice of any meeting may be waived in writing by a Shareholder before or after the date and time stated in the notice. Attendance by a Shareholder at a meeting in person or by proxy waives (i) objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

     Section 2.6. Quorum; Adjourned Meetings. Except as otherwise required by law, the presence in person or by proxy of the holders of record of a majority of the combined voting power of the outstanding shares entitled to vote at a meeting of the Shareholders shall constitute a quorum for the transaction of business at such meeting. In case a quorum shall not be present at a meeting, those present may adjourn to such day as they shall, by majority vote, agree upon, without notice other than announcement at the meeting of the date, time and place of the adjourned meeting, unless the date of the adjourned meeting requires that the Board of Directors fix a new record date therefor, in which case notice of the adjourned meeting shall be given. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum is present during the meeting, the Shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     Section 2.7. Voting. At each meeting of the Shareholders, every Shareholder entitled to vote shall have the right to vote either in person or by proxy, but no proxy shall be valid after eleven (11) months unless a longer period is expressly provided in the appointment. Upon the demand of any Shareholder, the vote upon any question before the meeting shall be by ballot. A plurality vote of the voting power of the outstanding shares that are entitled to vote for the election of a Director and that are represented in person or by proxy at any meeting at which a quorum for such election is present, shall be sufficient to elect the Director. On all other matters, the action or question shall be decided by the vote of a majority of the combined voting power of the outstanding shares represented in person or by proxy at the meeting at the time of the vote, except as otherwise required by law, the Articles or these By-Laws.

     Section 2.8. Closing of Books. The Board of Directors may fix a time, not exceeding seventy (70) days preceding the date of any meeting of Shareholders, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the Shareholders entitled to notice of, and to vote at, any meeting of Shareholders, the record date shall be the date specified by the Chairman of the Board or the President in his call of the meeting or, if no such date is so specified, the record date shall be the twentieth (20th) day preceding the date of such meeting.

     Section 2.9. Organization of Meetings. The Chairman of the Board, or in his absence any person appointed by the Chairman of the Board, or if no such person is appointed, any person chosen by the Board of Directors shall preside at and act as chairman of all meetings of the Shareholders; and the Secretary, or in his absence any person appointed by the Chairman of the Board, shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of the Shareholders shall be determined by the presiding officer.

     Section 2.10. Shareholder List. The Secretary shall prepare before each meeting a complete list of the Shareholders entitled to notice of such meeting, arranged in alphabetical order by class of shares (and each series within a class), and showing the address of, and the number of shares entitled to vote held by, each Shareholder (the "Shareholder List"). Beginning five business days before the meeting and continuing throughout the meeting, the Shareholder List shall be on file at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held, and shall be available for inspection by any Shareholder entitled to vote at the meeting. On written demand, made in good faith and for a proper purpose and describing with reasonable particularity the Shareholder's purpose, and if the Shareholder List is directly connected with the Shareholder's purpose, a Shareholder (or such Shareholder's agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the Shareholder's expense, during the period the Shareholder List is available for inspection. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine the Shareholder List, or to notice of or to vote at any meeting.

     Section 2.11. Shareholder Proposals.

     (a) Nominations for the election of Directors and proposals for any new business to be taken up at any annual meeting of Shareholders may be made by the Board of Directors of the Corporation or by any Shareholder of the Corporation entitled to vote on the matter proposed or the Director to be elected. In order for a Shareholder of the Corporation to make any such nomination or proposal, the Shareholder shall give notice thereof in writing to the Corporation, delivered or mailed by first class United States mail, postage prepaid. The notice must be received by the Secretary of the Corporation not less than forty-five (45) days before the one-year anniversary of the date the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders; provided, however, that:

          (1) if the month and day of an annual meeting of Shareholders is more than thirty (30) days earlier than the month and day of the annual meeting of shareholders for the prior year, the Secretary of the Corporation shall have received such written notice from the Shareholder on or before the close of business on the tenth day following the date of first public announcement of the date of the annual meeting; and

          (2) if the month and day of an annual meeting of Shareholders is more than thirty (30) days later than the month and day of the annual meeting of shareholders for the prior year, the Secretary of the Corporation shall have received such written notice from the Shareholder on or before the close of business on a date forty-five (45) days before the actual first date of mailing of the Corporation's proxy materials for the annual meeting of shareholders for the current year.

     (b) Any notice of a nomination or proposal pursuant to subsection (a) of this Section 2.11 shall include or be accompanied by a written statement which shall set forth:

          (1) as to each person whom the Shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

          (2) as to any other business that the Shareholder proposes to bring before the meeting, a concise description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and of the beneficial owner or owners, if any, on whose behalf the proposal is made; and

          (3) as to each Shareholder giving the notice and beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such Shareholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the number of each class of shares of the Corporation which are owned beneficially and of record by such Shareholder and such beneficial owner.

     (c) Notwithstanding anything in subsection (a) of this Section 2.11 to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors at least fifty-five (55) days prior to the first anniversary of the first mailing of proxy materials by the Corporation for the preceding year's annual meeting, a Shareholder's notice required by this Section 2.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

     (d) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as Directors. Only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 2.11. The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective nomination or proposal be disregarded.

     (e) For purposes of this Section 2.11, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (f) Notwithstanding the foregoing provisions of this Section 2.11, a Shareholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     (g) The chairman of any meeting of Shareholders may, if the facts warrant, determine and declare at such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he or she should so determine, he or she shall so declare at the meeting and the defective nomination or proposal shall be disregarded. This provision shall not require the holding of any adjourned or special meeting of Shareholders for the purpose of considering such defective nomination or proposal.

     (h) During any period of time in which the holders of the Corporation's 6.25% Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") are entitled to vote for Directors under the Corporation's Articles of Incorporation, as amended from time to time, the number of Directors specified in Section 3.2(a) shall be automatically increased by two (2). As soon as the holders of the Preferred Stock are no longer entitled to vote for Directors, the term of any Director elected by the holders of the Preferred Stock shall automatically expire and the number of Directors shall automatically return to the number specified in Section 3.2(a).

                                   ARTICLE III
                                   -----------
                             The Board of Directors
                             ----------------------

     Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the authority of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles or these By-Laws required to be exercised or done by the Shareholders.

     Section 3.2. Number, Qualification and Term of Office.

     (a) The Corporation shall have nine (9) directors (the "Directors") who need not be Shareholders.

     (b) Effective as of the annual meeting of Shareholders in 2000, the Board of Directors shall be divided into three (3) classes, designated Class I, Class II and Class III, as nearly equal in number as possible. The number of Class A Directors in each class shall also be as nearly equal in number as possible. The initial term of office of directors in Class I will expire at the annual meeting of shareholders in 2001. The initial term of office of directors in Class II will expire at the annual meeting of shareholders in 2002. The initial term of office of directors in Class III will expire at the annual meeting of shareholders in 2003. At each annual election beginning at the annual meeting of shareholders in 2001, the successors to the class of directors whose term then expires shall be elected to hold office for a term of three (3) years and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death. This subsection (b) does not apply to any directors elected pursuant to special voting rights of one or more series of Preferred Stock.

     (c) The Chairman of the Board shall preside at each Board of Directors meeting, and in his absence, any person appointed by the Chairman of the Board shall preside at the meeting. If no such person is appointed, any person appointed by the Board of Directors shall preside at the meeting.

     Section 3.3. Annual Board Meeting. Unless otherwise determined by the Board of Directors, the Board of Directors shall meet each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of officers and consideration of any other business that may properly be brought before such annual meeting of the Board of Directors. No notice shall be necessary for the holding of the annual meeting of the Board of Directors. If the annual meeting of the Board of Directors is not held as above provided, the election of officers may be held at any subsequent duly constituted meeting of the Board of Directors.

     Section 3.4. Regular Board Meetings. Regular meetings of the Board of Directors may be held at stated times or from time to time, and at such place, either within or outside the State of Indiana, as the Board of Directors may determine, without call and without notice.

     Section 3.5. Special Board Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President, at such place (within or outside the State of Indiana), date and hour as specified in the respective notices of such meetings. Special meetings of the Board of Directors may be called on twenty-four (24) hours notice if notice is given to each Director personally or by telephone or telecopier, or on five (5) days notice if notice is mailed to each Director.

     Section 3.6. Waiver of Notice and Assent. A Director may waive notice of any meeting of the Board of Directors before or after the date and time of the meeting stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records. A Director's attendance at or participation in a meeting shall constitute a waiver of notice of such meeting and assent to any corporate action taken at such meeting, unless (i) the Director at the beginning of the meeting (or promptly upon his arrival) objects to the holding the meeting of or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting; (ii) the Director's dissent or abstention from the action taken is entered in the minutes of such meeting; or (iii) the Director delivers written notice of his dissent or abstention to the presiding office at such meeting before its adjournment or to the Secretary immediately after its adjournment. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

     Section 3.7. Quorum. At all meetings of the Board of Directors, a majority of the total number of Directors specified in Section 3.2(a) shall constitute a quorum for the transaction of any business, except (i) as provided in the Articles, (ii) for the purpose of filling vacancies, a majority of Directors then in office shall constitute a quorum, and (iii) a lesser number may adjourn a meeting from time to time until a quorum is present. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided by law, the Articles or these By-Laws.

     Section 3.8. Conference Communications. Any or all Directors may participate in any meeting, or of any duly authorized committee of Directors, by any means of communications through which the Directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such Directors participating pursuant to this
Section 3.8 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

     Section 3.9. Vacancies; Newly Created Directorships. Any vacancy occurring in the Board of Directors, including any vacancy resulting from an increase in the number of Directors, may be filled by a majority vote of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created Directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal.

     Section 3.10. Removal.

     (a) A Director other than a Class A Director may be removed by the shareholders only for cause and only if the removal has been approved by an 80% majority of the combined voting power of the shares entitled to vote for the election of such Director, cast at a special meeting of the shareholders called for that purpose. A Class A Director may be removed by the holders of Class A Shares as provided in Section 7.4(b) of the Articles only for cause and only if the removal has been approved by the holders of an 80% majority of the Class A Shares, cast at a special meeting of the shareholders called for that purpose. Cause for removal exists only if:

          (1) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal; or

          (2) the director whose removal is proposed has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation, and the adjudication is not longer subject to direct appeal.

     (b) This section does not apply to any directors elected pursuant to special voting rights of one or more series of Preferred Stock.

     (c) Removal of a Director by the Board of Directors shall require the affirmative vote of the number of Directors constituting a majority of the total authorized number of Directors.

     Section 3.11. Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution and may appoint members of the Board of Directors to serve of them. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board, except as otherwise provided by law. A majority of the members of a committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the Board of Directors.

     Section 3.12. Written Action. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors, and such written consent is filed with the minutes of the proceedings. Such action shall be effective on the date on which the last signature is placed on such writing or writings or such earlier or later effective date as is set forth therein.

     Section 3.13. Resignations. Any Director may resign at any time by giving written notice to the Secretary. Such resignation shall take effect at the time of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.14. Compensation of Directors. By resolution of the Board, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as Director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed, pursuant to resolution by the Board of Directors, like compensation for attending committee meetings.

                                   ARTICLE IV
                                   ----------
                                    Officers
                                    --------

     Section 4.1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board, a President, at least one Executive Vice President, a Secretary, and a Treasurer. The Board of Directors may also choose additional Executive Vice Presidents, one or more Divisional Presidents, Vice Presidents, Assistant Secretaries or Assistant Treasurers, or such other officers as they may deem advisable. Any number of offices may be held by the same person.

     Section 4.2. Election, Term of Office and Qualifications. The Board of Directors shall elect the officers of the Corporation, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided in these By-Laws or in a resolution of the Board of Directors not inconsistent herewith. Except for the Chairman of the Board, no officer need be a Director. The President and all other officers, except the Chairman of the Board, who may be Directors, shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of the directorship.

     Section 4.3. Removal and Vacancies. Any officer may be removed from his office at any time, with or without cause, by majority vote of the entire Board of Directors. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there is a vacancy among the officers of the Corporation by reason of death, resignation, or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors

     Section 4.4. The Chairman of the Board. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation. The Chairman of the Board shall preside at all meetings of the Shareholders and Directors and shall have such other duties as may be prescribed from time to time by the Board of Directors. He may execute and deliver in the name of the Corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or these By-Laws or by the Board of Directors to some other officer or agent of the Corporation.

     Section 4.5. President. The President shall have general active management of the business of the Corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the Shareholders and Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation unless such authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or these By-Laws or by the Board of Directors to some other officer or agent of the Corporation. He shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the Shareholders, and in general, shall perform all duties usually incident to the office of the President. He shall have such other duties as may be prescribed from time to time by the Board of Directors.

     Section 4.5.1. Radio Division President. The Radio Division President, if one is elected, shall have general active management of all radio operations of the Corporation. He may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or By-Laws or by the Board of Directors to some other officer or agent of the Corporation. He shall have such other duties as may be prescribed from time to time by the Board of Directors.

     Section 4.5.2. International Division President. The International Division President, if one is elected, shall have general active management of all international operations of the Corporation. He may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or By-Laws or by the Board of Directors to some other officer or agent of the Corporation. He shall have such other duties as may be prescribed from time to time by the Board of Directors.

     Section 4.5.3. Television Division President. The Television Division President, if one is elected, shall have general active management of all television operations of the Corporation. He may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or By-Laws or by the Board of Directors to some other officer or agent of the Corporation. He shall have such other duties as may be prescribed from time to time by the Board of Directors.

     Section 4.6. Executive Vice Presidents and other Vice Presidents. The Executive Vice Presidents and any other Vice Presidents shall have such powers and shall perform such duties specified in these By-Laws or prescribed by the Board of Directors or the President. Any Executive Vice President or Vice President may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or By-Laws or by the Board of Directors to some other officer or agent of the Corporation.

     Section 4.7. Secretary. The Secretary shall be the secretary of and shall attend all meetings of the Shareholders and Board of Directors record all proceedings of such meetings in the minute book of the Corporation. He shall give proper notice of meetings of Shareholders and Directors. He shall perform such other duties as may be prescribed from time to time by the Board of Directors.

     Section 4.8. Assistant Secretary. The Assistant Secretary, if any, or if there shall be more then one, the Assistant Secretaries in the order determined by the Board of Directors, the Chairman of the Board or the President, shall in the absence or disability of the Secretary, perform such other duties and have such powers and duties as the Board of Directors or the President may prescribed from time to time. An Assistant Secretary may attest to the execution by the Corporation of all documents.

     Section 4.9. Treasurer. The Treasurer shall maintain a correct and complete record of account showing accurately at all times the financial condition of the Corporation. The Treasurer shall be the legal custodian of all monies, notes, securities and other valuables which may from time to time come into the possession of the Corporation. The Treasurer shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors and shall keep such bank account in the name of the Corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors or the President.

     Section 4.10. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors or the President, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such powers and duties as the Board of Directors or the President may prescribe from time to time.

     Section 4.11. Delegation of Authority. In the case of the absence or disability of the Chairman of the Board, the President, the Radio Division President, the Television Division President, the Executive Vice Presidents and other Vice Presidents shall succeed to the President's power and duties in the order designated by the Board of Directors or the Chairman of the Board. In the case of the absence of any officer or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided a majority of the entire Board concurs therein.

                                    ARTICLE V
                                    ---------
                              Certificates of Stock
                              ---------------------

     Section 5.1. Certificates of Stock. All shares of the Corporation shall be certificated shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the Chairman of the Board, the President, or the Executive Vice President and the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. The certificates of stock shall be number in the order of their issue. Each certificate shall set forth the number and class of shares and series, if any, and shall state that the Corporation will furnish information relating to the rights, preferences and limitations of the class or series upon request.

     Section 5.2. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Articles in such amounts as determined by the Board of Directors and permitted by law. If shares are issued for promissory notes or for promises to render services in the future, the Corporation must comply with I.C. 23-1-53-2(b).

     Section 5.3. Facsimile Signatures. Where a certificate is signed (i) by a transfer agent or an assistant transfer agent, or (ii) by a transfer clerk acting on behalf of the Corporation, and a registrar, the signature of the Chairman of the Board, the President, the Vice President, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

     Section 5.4. Lost or Destroyed Certificates. Any Shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors, the Chairman of the Board or President shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in a form, in an amount, and with one or more sureties satisfactory to the Board of Directors, the Chairman of the Board or the President, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

     Section 5.5. Transfers of Stock. Subject to the power of the Board of Directors under Article XI of the Articles to provide certain transfers of stock ownership to Aliens (as defined in the Articles), upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares fully endorsed or accompanies by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5.6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section 5.7. Restrictions on Ownership, Voting and Transfer Right to Redeem. Article XI of the Articles restricts the ownership, voting and transfer of shares of capital stock of the Corporation to the extent necessary to prevent ownership of such shares by Aliens from violating the Communications Act of 1934, as amended (the "Communications Act"), and the regulations of the Federal Communications Commission (the "FCC Regulations"). In addition, Article XI of the Articles entitles the Corporation to redeem shares of capital stock determined by the Board of Directors to be owned beneficially by an Alien or Aliens if such ownership violates the Communications Act or FCC Regulations. Each certificate representing shares of capital stock of the Corporation shall contain a legend referencing such restrictions and right to redeem set forth in
Article XI of the Articles.


                                   ARTICLE VI
                                   ----------
                               General Provisions
                               ------------------

     Section 6.1. Dividends. Subject to applicable law and the Articles, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the capital stock.

     Section 6.2. Record Date. Subject to any provisions of the Articles, the Board of Directors may fix a date not more than 120 days before the date fixed for the payment of any dividend as the record date for the determination of the Shareholders entitled to receive payment of the dividend, and, in such case, only Shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

     Section 6.3. Checks. All agreements, checks or demands for money or notes of the Corporation shall be signed by such officer of officers or such other person or persons as the Board of Directors may from time to time designate. If no such designation is made, they may be signed by either the Chairman of the Board, the President, any Division President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, singly.

     Section 6.4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board and in the absence of such resolution, the Corporation shall have a February 28/29 fiscal year.

     Section 6.5. Seal. The Corporation shall have no corporate seal.

                                   ARTICLE VII
                                   -----------
                                   Amendments
                                   ----------

     Section 7.01. Any amendment of these By-Laws shall require approval by the number of Directors constituting a majority of the total number of Directors specified in Section 3.2(a).

     Section 7.2. Amendments to be Consistent with Applicable Law. Any amendment of these By-Laws shall be consistent with the Articles and provisions of applicable law then in effect, including without limitation, the Communications Act and the FCC Regulations.


                                  ARTICLE VIII
                                  ------------
                        Securities of Other Corporations
                        --------------------------------

     Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to purchase, sell, transfer, encumber or vote any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer, encumbrance or vote. The Board of Directors may, from time to time, confer like powers upon any other person or persons.